As filed with the Securities and Exchange Commission on January 8, 2026

Registration No. 333-286456

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 7

to

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

21SHARES DOGECOIN ETF

(Exact name of registrant as specified in its charter)

Maryland	6221	33-7038007
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

477 Madison Avenue, 6th Floor
New York, New York 10022
(646) 370-6016
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

21Shares US LLC
Russell Barlow
477 Madison Avenue, 6th Floor
New York, New York 10022
(646) 370-6016
(Address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Allison M. Fumai, Esq.

Anna Tomczyk, Esq.

Neel Maitra, Esq.

Dechert LLP
1095 Avenue of the Americas
New York, New York 10036
(212) 698-3526

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “non-accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities and Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 7 to the registration statement on Form S-1 (File No. 333-286456), originally filed on April 9, 2025 and amended on (i) May 28, 2025, (ii) July 22, 2025, (iii) September 10, 2025, (iv) October 17, 2025, (v) December 2, 2025 and (vi) December 22, 2025 (as amended, the “Registration Statement”) is filed as an exhibits-only filing solely to provide an updated auditor consent as Exhibit 23.1. Accordingly, this Amendment No. 7 consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. This Amendment No. 7 does not modify any other part of the Registration Statement. Accordingly, the preliminary prospectus has been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit No.	Exhibit Description
3.1	Trust Agreement(1)
3.2	Second Amended and Restated Trust Agreement (1)
3.3	Certificate of Trust(1)
3.4	Certificate of Amendment to Certificate of Trust(1)
5.1	Opinion of Venable LLP as to legality(1)
8.1	Opinion of Dechert LLP as to tax matters(1)
10.1	Form of Sponsor Agreement(1)
10.2	Form of Authorized Participant Agreement (Type A)(1)
10.3	Form of Prime Broker Agreement(1)
10.4	Form of Coinbase Custodial Services Agreement(1) (included as Exhibit A to Form of Prime Broker Agreement)
10.5	Form of Fund Administration and Accounting Agreement(1)
10.6	Form of Transfer Agency and Services Agreement(1)
10.7	Form of Benchmark Licensing Agreement(1)
10.8	Support Services Agreement(1)
10.9	Form of Marketing Agent Agreement(1)
10.10	Form of Cash Custody Agreement(1)
10.11	Audit Seed Subscription Agreement(1)
10.12	Initial Seed Creation Subscription Agreement(1)
10.13	Form of BitGo Custodial Services Agreement(1)
10.14	Form of Anchorage Custodial Services Agreement(1)
10.15	Form of Authorized Participant Agreement (Type B)(1)
23.1	Consent of Independent Registered Public Accounting Firm(2)
23.2	Consent of Venable LLP (included in Exhibit 5.1)(1)
23.3	Consent of Dechert LLP (included in Exhibit 8.1)(1)
107	Filing Fee Table(1)

(1)	Previously filed.
(2)	Filed herewith.

(b) Financial Statement Schedules.

Not applicable.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, and the State of New York, on January 8, 2026.

21SHARES DOGECOIN ETF

21Shares US LLC, as Sponsor of the Trust

By:	/s/ Duncan Moir
Name:	Duncan Moir
Title:	President*

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Title	Date

/s/ Russell Barlow	Chief Executive Officer*	January 8, 2026
Russell Barlow	(Principal Executive Officer)

/s/ Duncan Moir	President*	January 8, 2026
Duncan Moir	(Principal Finance Officer and Principal Accounting Officer)

*	The registrant is a trust and the persons are signing in their capacities as officers of 21Shares US LLC, the Sponsor of the registrant.

II-2